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                          TRADE NAME LICENSE AGREEMENT

     AGREEMENT dated as of the ____ day of ____________, 1998, by and between Time Warner Inc., a Delaware corporation, located at 75 Rockefeller Plaza, New York, NY 10019 (hereinafter "Licensor") and Time Warner Telecom LLC, a Delaware limited liability company, located at 5700 S. Quebec Street Greenwood Village, CO 80111 (hereinafter "Licensee").

     WHEREAS, Licensor is the owner of the TIME WARNER trademark, service mark and trade name (hereinafter the "Name");

     WHEREAS, Licensee was formed on ________, 1998, and wishes to use the Name as part of its corporate name; and

     WHEREAS, Licensor is willing to allow Licensee to use the Name as part of its corporate name.

     NOW, THEREFORE, subject to and upon the terms and conditions set forth herein, the parties hereto agree as follows:

     1.   Grant
          -----
          (a) Licensor hereby grants to Licensee a non-exclusive, royalty-free license to use the Name in Licensee's trade name TIME WARNER TELECOM and in the trade names of Licensee's subsidiaries as indicated on Schedule 1 hereto, in connection with the operation of the business (hereinafter "the Business") as permitted under the provisions of its Amended and Restated Limited Liability Company Agreement as in effect on the date hereof (the "LLC Agreement").




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          (b) During the term of this Agreement, Licensor shall not use, or license any third party to use, the Name in combination with the word TELECOM.

          (c) Except as specifically provided in Paragraph 1(b) above, this Agreement shall not in any way limit or restrict Licensor's right, either by itself or through third parties, to use, promote, license or otherwise exploit the Name.

     2.   Territory
          ---------
          The license granted herein shall be limited to the United States, its territories and possessions (hereinafter the "Territory").

     3.   Term
          ----
          (a) The term of this Agreement shall commence on the date set forth on page one hereof and, unless earlier terminated as provided herein, shall continue for a period of four (4) years (hereinafter the "Initial Term").

          (b) Following the Initial Term, this Agreement shall renew automatically from year to year unless either party shall advise the other of its intention not to renew at least three (3) months prior to the expiration of the then current term.

     4.   Quality Control
          ---------------
          (a) Licensee acknowledges and is familiar with the high standards, quality, style and image of Licensor and Licensee shall at all times conduct all aspects of the Business in a manner which is consistent therewith.

          (b) Licensor shall have the right to periodically review Licensee's use of the Name in connection with the Business to insure that the operation, quality, style and image thereof conforms to the standards set forth in Paragraph 4(a) hereof.




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          (c) In the event that the operation, quality, style and image of the
Business falls below the standards set forth in Paragraph 4(a) hereof, Licensor shall so notify Licensee and Licensee shall restore the quality to said standards as soon as possible.

          (d) Licensee shall use the Name only in such logotype(s) and manner as has been expressly approved in advance by Licensor.

          (e) Licensee shall not use or display the Name in any manner which might be deceptive or misleading or which might bring Licensor into disrepute.

          (f) The proper use and protection of the Name and of the goodwill associated therewith in accordance with the terms of this Agreement is a material provision of this Agreement.

     5.   Rights in the Name
          ------------------
          (a) Licensee hereby acknowledges that the Name is a valuable asset belonging to Licensor and that all rights in and to the Name are and shall remain the sole and exclusive property of Licensor subject only to the license granted herein. Nothing in this Agreement shall confer any right of ownership in the Name in Licensee. Licensee acknowledges, and shall not at any time contest, the validity or ownership of the Name or the validity of the license granted herein. Licensee acknowledges that all rights accruing from Licensee's use of the Name shall inure to the benefit of Licensor.

          (b) Licensee shall execute and deliver to Licensor upon Licensor's request, all documents which are necessary or desirable to secure or preserve Licensor's rights in the Name.

          (c) Licensee agrees to use the Name in a manner which will protect





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Licensor's rights and the goodwill therein.

          (d) Licensee agrees that its use of the Name shall at all times be as Licensee for the account and benefit of Licensor. The use of the Name pursuant to this Agreement shall not vest in Licensee any right or presumptive right to continue such use after termination of this Agreement. Nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Name, it being understood that all rights relating thereto are reserved by Licensor, except for the license hereunder to Licensee of the right to use the Name as specifically and expressly provided herein. To the extent any rights in and to the Name or in the goodwill associated therewith are deemed to accrue to Licensee, Licensee agrees to assign and hereby assigns any and all such rights and goodwill, at such time as they may be deemed to accrue, to Licensor.

     6.   Infringement of the Name
          ------------------------
          (a) Licensee shall promptly give notice to Licensor of any use of the Name, or of a similar name or mark, by any third party of which it becomes aware. Licensor shall decide, in its sole discretion, if proceedings shall be commenced against said third party. In the event that Licensor commences a proceeding or any other form of action against said third party, Licensee shall cooperate fully with Licensor to whatever extent Licensor deems necessary or appropriate to prosecute such action or proceeding, provided that all expenses of such action or proceeding shall be borne by Licensor and all recoveries (including settlements) resulting from any such action shall belong solely to Licensor.

          (b) Licensee shall not take any action to protect the Name without the prior express written consent of Licensor's General Counsel, nor shall Licensee settle any claim for







                                      -4-
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infringement of the Name without the prior express written consent of Licensor's
General Counsel.

     7.   Termination
          -----------
          (a) This Agreement shall automatically and immediately terminate upon the occurrence of any of the following events:

               (i) Licensor or its majority owned and controlled affiliates, collectively, own less than thirty percent (30%) of the member interests or, after the Reconstitution referred to in Paragraph 10(a) hereof, the Common Stock of Licensee;

               (ii) Licensor and its majority owned and controlled affiliates, collectively, no longer have at least three (3) nominees serving on the Board of Representatives or, after the Reconstitution, the Board of Directors of Licensee;

               (iii) Licensee does not comply with the restrictions on the conduct of its business set forth in the LLC Agreement, or, after the Reconstitution, its Certificate of Incorporation or as otherwise approved by the holders of its member interests or, after the Reconstitution, its Class B Common stock; or

               (iv) Any member of Licensee shall have transferred its Class B Interests to a third party together with its rights to appoint Representatives to the Management Committee under the LLC





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                      Agreement or, after the Reconstitution, any holder of the
                      Class B Common Stock of Licensee shall have transferred its Class B Common Stock together with its rights to designate nominees to the Board of Directors of Licensee as contemplated in the Stockholder's Agreement expected to be entered into among such holders of Class B Common Stock.

          (b) If Licensee defaults in the performance of any of its material obligations (including, without limitation, Licensee's obligations under Paragraph 4) under this Agreement, and (i) any such default is not cured by Licensee within thirty (30) business days of Licensee's receipt of written notice of such default from Licensor, or (ii) in the case of a default which cannot reasonably be cured within said thirty (30) business day period, Licensee has not initiated such action within said period as may be required to cure such default within a reasonable time thereafter, then Licensor shall have the right to terminate this Agreement upon written notice to Licensee. Termination shall become effective immediately upon Licensee's receipt of written notice thereof.

          (c) If Licensee commences an action or has an order for relief entered against it under the federal bankruptcy laws as now or hereafter constituted or any other federal or state bankruptcy, insolvency or other similar law, or if within one hundred twenty (120) days after the commencement against Licensee of such an action, such action shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operation of Licensee shall not have been stayed, or if Licensee shall fail






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generally to pay its debts as such debts become due or shall make an assignment for the benefit of its creditors, or if Licensee discontinues the Business or within one hundred twenty (120) days of entry of a decree appointing a trustee or a receiver for Licensee or its business, such appointment shall not have been vacated, this Agreement shall terminate upon written notice by Licensor to Licensee. Termination shall become effective immediately upon Licensee's receipt of written notice thereof.

          (d) Upon the termination of this Agreement for any reason, Licensee shall thereafter have a period of three (3) months from the termination date to phase out all use of the Name. Thereafter, all materials bearing the Name in the possession, custody or control of Licensee shall be promptly destroyed or otherwise disposed of to the mutual satisfaction of the parties.

          (e) Subject to Paragraph 7(d) above, upon and after the expiration or termination of this Agreement, all rights in the Name shall revert to Licensor, and Licensee shall assign any goodwill which may have accrued through its use of the Name to Licensor. Licensee shall refrain from any further use of the Name or of any similar mark or name. Licensee shall, at its own expense, execute all papers and take all actions necessary to prevent further use by Licensee (and any sub-Licensee permitted hereunder) of the Name, including but not limited to, the voluntary cancellation of any business name, company name or corporate name registrations or recordals. Licensee shall return to Licensor or destroy all material used for the purpose of printing or reproducing the Name.

     8.   Representations and Warranties
          ------------------------------
          (a) Licensor represents and warrants as follows:





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              (i)   Licensor owns the Name in the Territory for use in
                    connection with the Business; and

              (ii) Licensor has the right to enter into and fully perform this Agreement, and to do so will not violate or conflict with any material term or provision of its charter or by-laws or of any agreement, instrument, statute, rule, regulation, order or decree to which it is a party or by which it is bound.

          (b) Licensee represents and warrants as follows:

              (i) Licensee's conduct of the Business will comply in all respects with all applicable federal, state and local laws, ordinances and rules;

              (ii) Licensee will not use the Name in any manner which is not specifically authorized by this Agreement; and

              (iii) Licensee has the right to enter into and fully perform this
                    Agreement, and to do so will not violate or conflict with any material term or provision of its charter or by-laws or of any agreement, instrument, statute, rule, regulation, order or decree to which it is a party or by which it is bound.

     9.   Indemnification
          ---------------
          Licensor and Licensee shall indemnify and hold each other and each other's directors, officers and employees harmless from and against any and all liability, loss, damage or injury, including reasonable attorney's fees, arising out of a breach, or an allegation which






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if true would constitute a breach, of any representation and warranty set forth herein, provided that the party seeking to enforce such indemnity shall provide to the indemnifying party prompt notice of any claim giving rise to such indemnity and the opportunity to defend the same with counsel of its own choosing.

     10.  Sub-Licenses and Assignment
          ---------------------------
          (a) Licensee shall have the right to sub-license its subsidiary companies that are at least 50% owned, directly or indirectly, including without limitation, Time Warner Telecom Inc., a Delaware corporation, to use the Name under the same terms and conditions as set forth herein so long as such sub-licensee remains at least a 50% owned subsidiary of Licensee and, provided that each such sub-licensee agrees in writing to be bound by the terms of this Agreement. In the event Licensee is reconstituted (either by merger, exchange, contribution of assets or otherwise) as a Delaware corporation (the "Reconstitution"), such corporation shall succeed to the rights and obligations of Licensee hereunder and all references to Licensee herein shall be deemed references to such reconstituted corporation.

          (b) Except for any sub-license granted pursuant to Paragraph 10(a) above, neither this Agreement nor any rights hereunder shall be assigned, sub-licensed or transferred by Licensee, in whole or in part, without the prior express written consent of Licensor, and any purported assignment or transfer in violation of this provision shall be void and of no effect.

     11.  Notices
          -------
          (a) All notices to be given under this Agreement shall be in writing and shall be delivered to the party to whom the notice is given (i) by hand or courier, (ii) by registered





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or certified mail, postage prepaid, or (iii) by fax (with a copy as provided in
(i) or (ii) above) at the address or fax number given below or to such other address or fax number as may be advised by prior notice in writing to the other party from time to time.

              Licensor: Time Warner Inc.
                        75 Rockefeller Plaza
                        New York, NY 10019
                        Attention: General Counsel

                           Telephone No. (212) 484-7580
                           Fax. No. (212) 956-7281

              Licensee: Time Warner Telecom LLC
                        5700 S. Quebec Street
                        Greenwood Village, CO 80111
                        Attention: Chief Executive Officer

                           Telephone No. (303) 566-1000
                           Fax. No. (303) 566-1011

          (b) Notice given under this Agreement shall be deemed duly given (i) if delivered by hand or courier, on the date of such delivery, (ii) if sent by registered or certified mail, five (5) business days after dispatch, and (iii) if sent by fax, when the copy is delivered pursuant to Paragraph 11(a) above.

     12.  Miscellaneous
          -------------
          (a) Nothing contained in this Agreement shall be construed to constitute Licensor to be a partner or joint venturer with, or an agent for, Licensee and vice versa. Licensee shall not have any authority to, nor shall Licensee, obligate or bind the Licensor in any manner whatsoever and vice versa.

          (b) This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York, without reference to its laws






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governing conflicts of laws.

          (c) This Agreement cannot be canceled, modified, amended or waived, in part or in full, except by an instrument in writing signed by both parties.

          (d) The headings of the paragraphs hereof are for convenience only and shall not be deemed to limit or in any way affect the scope, meaning or intent of this Agreement or any provision hereof.

          (e) Should any paragraph or provision of this Agreement be held to be void, invalid or inoperative as a result of any judicial or administrative proceeding or decree, such decision shall not affect any other paragraph or provision hereof, and the remainder of this Agreement shall be effective as though such void, invalid or inoperative paragraph or provision had not been contained herein.

          (f) The failure of any party to enforce at any time any provision of this Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed a waiver of such provisions, rights or elections. Any waiver of any breach of this Agreement or of the terms or conditions hereof shall not be deemed a waiver or any repetition of such breach or in any way affect any other term or condition hereof.

          (g) This Agreement contains the entire understanding between the parties with respect to the transactions contemplated hereby, and supersedes all prior writings or agreements, written or oral, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly




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executed and delivered by their respective officers, each of whom is duly authorized as of the date set forth on page one hereof.



                                       TIME WARNER INC.




                                       By:
                                          ________________________________
                                          Name:
                                          Title:



                                       TIME WARNER TELECOM LLC




                                       By:
                                          ________________________________
                                          Name:
                                          Title:



Agreed, pursuant to
Paragraph 10(a) hereof:

TIME WARNER TELECOM INC.


By: _________________________





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                                                                      SCHEDULE 1


                    SUBSIDIARIES OF TIME WARNER TELECOM LLC


Set forth below are the names of certain subsidiaries, at least 50% owned,
directly or indirectly, of Time Warner Telecom Inc. as of                , 1998.
Certain subsidiaries which when considered in the aggregate would not constitute a significant subsidiary are omitted from the list below.


                                        State or Other
                                        Jurisdiction of
                                        Incorporation or
                                        Organization of
Subsidiary                                 Formation        D/B/A's
----------                              ----------------    -------

Time Warner Telecom Inc.                Delaware

Time Warner Telecom Holdings Inc.       Delaware

Time Warner AxS of Alabama, L.P.        Delaware            Time Warner AxS of Alabama Limited
                                                            Partnership (AL)
                                                            Time Warner Telecom (AL)

Time Warner AxS of California, L.P.     Delaware            Time Warner Telecom (CA)

MetroComm AxS, L.P.                     Delaware

Time Warner AxS of Florida, L.P.        Delaware            Time Warner AxS of Florida, L.P., Ltd. (FL)
                                                            Time Warner Communications
                                                            Time Warner Telecom

Time Warner Telecom of New York, L.P.   Delaware            Time Warner Communications of New York City (NY)
                                                            Time Warner Communications of Rochester
                                                            Time Warner Telecom (NY)

Time Warner AxS of Pennsylvania, L.P.   Delaware            Time Warner Telecom (PA)




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                                                                            2


                                                   State or Other
                                                   Jurisdiction of
                                                   Incorporation or
                                                   Organization of
Subsidiary                                             Formation        D/B/A's
----------                                          ----------------    -------


Time Warner Telecom of Texas, L.P.                    Delaware           Time Warner Communications (TX)
                                                                         Time Warner Telecom (TX)

Time Warner Communications of Hawaii, L.P.            Delaware           Oceanic Communications (HI)
                                                                         Time Warner Telecom (HI)

Time Warner Communications of Indiana, L.P.           Delaware           Time Warner Telecom (IN)

Time Warner Communications of Milwaukee, L.P.         Delaware           Time Warner Communications of
                                                                         Milwaukee, Limited Partnership (WI)
                                                                         Time Warner Telecom (WI)

Time Warner Communications of North Carolina, L.P.    Delaware           Time Warner Communications of North Carolina
                                                                         Limited Partnership (NC)
                                                                         Time Warner Telecom (NC)

Time Warner Communications of Ohio, L.P.              Delaware           Time Warner Telecom (OH)
                                                                         Time Warner AxS of Columbus, L.P., Limited
                                                                         Partnership (CT)

                                                                         Time Warner Communications of Greater
                                                                         Cincinnati (KY)
                                                                         Time Warner Telecom (KY)

                                                                         Time Warner Communications of Greater
                                                                         Cincinnati (OH)

Time Warner Communications of The Mid-South, L.P.     Delaware           Time Warner Telecom (MS)
                                                                         Time Warner Telecom (TN)




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